Exhibit 3.80

Articles of Incorporation

of

KEY WEST VACATION MARKETING COMPANY

ARTICLE I

Name and Duration

The name of the Corporation is Key West Vacation Marketing Company.  The duration of the Corporation is perpetual.  The effective date upon which this Corporation shall come, into existence shall be the date these Articles are filed by the Secretary of State.

ARTICLE II

Principal Office

The address of the principal office of the Corporation is 500 Fleming Street, Key West, Florida, 33040.

ARTICLE III

Registered Office and Agent

The address of the registered office in the State of Florida is 200 South Orange Avenue, 2300 Sun Bank Center, in the City of Orlando, County of Orange.  The name of the registered agent at such address is A.G.C. Co.

ARTICLE IV

Corporate Purposes, Powers and Rights

1.     The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized  under the Florida Business Corporation Act.

2.     In furtherance of its corporate purposes, the Corporation shall have all of the general and specific powers and rights granted to and conferred on a corporation by the Florida Business Corporation Act.

ARTICLE V

Capital Stock

1.     The total number of shares of capital stock which the Corporation has the authority to issue is 10,000 shares of Common Stock (“Common Stock”) $1.00 par value per share.

ARTICLE VI

Incorporator

The name and mailing address of the incorporator of this Corporation is as follows:

Name	Address

A.G.C. Co.	2300 Sun Bank Center
200 South Orange Avenue
Post Office Box 112 Orlando, Florida 32802

ARTICLE VII

Board of Directors

1.     The number of members of the Board of Directors may be increased or diminished from time to time by the Bylaws; provided, however, there shall never be less than one.  Each director shall serve until the next annual meeting of shareholders.

2.     If any vacancy occurs in the Board of Directors during a term, the remaining directors, by affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of shareholders.

3.     The names and mailing addresses of the persons who shall serve as directors of the Corporation until the first annual meeting of the shareholders are as follows:

Name	Address

John Spottswood, Jr.	500 Fleming Street Key West, Florida 33040

William B. Spottswood, Jr.	500 Fleming Street Key West, Florida 33040

Robert A. Spottswood	500 Fleming Street Key West, Florida 33040

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

ARTICLE IX

Preemptive Rights

Every shareholder, upon the sale of any additional stock of this Corporation of the same kind, class or series as that which he already holds or of any bonds, debentures, or other securities convertible into stock of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as early as may be done without the issuance of fractional shares) subject to the same terms and at the same price at which such stock is offered to others.

ARTICLE X

Bylaws

The power to adopt, amend or repeal bylaws for the management of this Corporation shall be vested in the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the Board of Directors.

ARTICLE XI

Indemnification

The Corporation shall indemnify any incorporator, officer or director, or any former incorporator, officer or director, to the full extent permitted by law.

ARTICLE XII

Transfer of Shares

If, from time to time, a shareholders’ agreement among all of the shareholders of the Corporation is in effect regarding the Subchapter S status of the Corporation pursuant to the Internal Revenue Code of the United States in effect from time to time, then transfers of the Corporation’s Common Stock made not in accordance with such agreement, whether by operation of law or otherwise, are null and void ab initio.

The undersigned, for the purpose of forming a corporation under the laws of the State of Florida, does make, file and record these Articles of Incorporation, and does certify that the facts

REGISTERED AGENT CERTIFICATE

In pursuance of the Florida Business Corporation Act, the following submitted, in compliance with said statute:

That Key West Vacation Marketing Company, desiring to organize under the laws of the State of Florida, with its registered office, as indicated in the Articles of Incorporation at the City of Orlando, County of Orange, State of Florida, has named A.G.C. Co., located at said registered office, as its registered agent to accept service of process and perform such other duties as are required in the State.

ACKNOWLEDGMENT:

Having been named to accept service of process and serve as registered agent for the above-stated Corporation, at the place designated in this Certificate, the undersigned, by and through its duly elected officer, hereby accepts to act in this capacity, and agrees to comply with the provision of said statute relative in keeping open said office, and further states that it is familiar with §607.0501, Florida Statutes.

A.G.C. CO.

By:	/s/ Kenneth C. Wright
Kenneth C. Wright
Vice President

DATED:  December 17, 1993

STATE OF FLORIDA

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
KEY WEST VACATION MARKETING COMPANY

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the corporation hereinafter named (the “Corporation”) does hereby adopt the following Articles of Amendment.

FIRST:  The name of the Corporation is Key West Vacation Marketing Company.

SECOND:  The Articles of Incorporation of the Corporation are hereby amended by deleting Article I thereof as it now exists and inserting in lieu thereof a new Article I, reading as follows:

“ARTICLE I

Name and Duration

The name of the Corporation is Hyatt Vacation Marketing Corporation.  The duration of the Corporation is perpetual.  The effective date upon which this Corporation shall come into existence shall be the date these Articles are filed by the Secretary of State.”

THIRD:  The foregoing amendment was adopted on December 31st, 1996 by written consent of the sole shareholder of the Corporation in accordance with the provisions of Section 607.1003(6) of the Florida Business Corporation Act.

FOURTH:  The number of votes cast for the amendment by the shareholders was sufficient for the approval thereof.

The undersigned has executed these Articles of Amendment this 31st day of December, 1996.

KEY WEST VACATION MARKETING COMPANY

By:	/s/ Harold S. Handelsman
Name: Harold S. Handelsman
Title: Vice President, Secretary

Articles of Amendment
to
Articles of Incorporation
of
HYATT VACATION MARKETING CORPORATION

(Name of Corporation is currently filed with the Florida Dept. of State)

P93000087162
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607:1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.  If amending name, enter the new name of the corporation:

HYATT RESIDENTIAL MARKETING CORPORATION The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp,” “Inc.,” or “Co.,” or the designation “Corp,” “Inc,” or “Co”.  A professional corporation name must contain the word ‘‘chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D.            If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:	(Florida street address)

, Florida
	(City)		(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent.  I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.            If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary)  (Be specific)

F.             If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	March 21, 2011
(date of adoption is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)

☒  The amendment(s) was/were adopted by the shareholders.  The number or votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐  The amendment(s) was/were approved by the shareholders through voting groups.  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval.

by		.”
(voting group)

☐  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	March 21, 2011

Signature	/s/ Heidi M. Belz

(By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Heidi M. Belz
(Typed or printed name of person signing)

Secretary
(Title of person signing)

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
OF
HYATT RESIDENTIAL MARKETING CORPORATION
Document no.:  P93000087162

Pursuant to Section 607.1006, Florida Statutes, the Articles of Incorporation of HYATT RESIDENTIAL MARKETING CORPORATION, a Florida for profit corporation (the “Corporation”), are hereby amended according to these Articles of Amendments.

FIRST:  The name of the Corporation is HYATT RESIDENTIAL MARKETING CORPORATION.

SECOND:  The Articles of Incorporation of the Corporation are hereby amended by deleting the first sentence of Article I thereof as it now exists and inserting in lieu thereof a new first sentence of Article I, reading as follows:

“ARTICLE I
Name and Duration

The name of the Corporation is HV Global Marketing Corporation.”

THIRD:  The Corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

FOURTH:  The effective date is the date these Articles of Amendment are approved by the Florida Secretary of State.

FOURTH:  The foregoing amendment was adopted by written consent of the sole shareholder on October 1, 2014, in accordance with the provisions of Section of the Florida Business Corporation Act.

FIFTH:  The number of votes cast for the amendment by the sole shareholder was sufficient for the approval thereof.

IN WITNESS WHEREOF, the undersigned has executed this amendment this 1st day of October, 2014.

/s/ Jeanette E. Marbert
Jeanette E. Marbert,
Executive Vice-President